Exhibit 99.4

NOTICE OF GUARANTEED DELIVERY
Exchange Offer for All Outstanding
10 1/2% Senior Notes Due 2015
of
Nuveen Investments, Inc.
Pursuant to the Prospectus dated                        , 2009

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2009 UNLESS EXTENDED (THE "EXPIRATION DATE").

The Exchange Agent for the Exchange Offer is:
U. S. BANK NATIONAL ASSOCIATION

By Overnight Courier and Regular, Registered or Certified Mail:	By Hand:
U. S. Bank National Association 60 Livingston Ave. St. Paul, Minnesota 55107 Attn: Specialized Finance	U. S. Bank National Association 60 Livingston Ave. 1st Floor—Bond Drop Window St. Paul, Minnesota 55107

Facsimile Transmissions:
(Eligible Institutions Only)
(651) 495-8158

Confirm by Telephone:
(800) 934-6802

        This form, or one substantially equivalent to this form, must be used by a holder to accept the Exchange Offer of Nuveen Investments, Inc., a Delaware corporation (the "Company"), and to tender 10 1/2% Senior Notes due 2015 and the related Guarantees (the "Old Notes") to the Exchange Agent pursuant to the guaranteed delivery procedures described in the Company's Prospectus, dated                        , 2009 (the "Prospectus") and in Instruction 2 to the related Letter of Transmittal (the "Letter of Transmittal"). Any holder who wishes to tender Old Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date (as defined above) of the Exchange Offer. Capitalized terms used but not defined in this Notice of Guaranteed Delivery have the meanings ascribed to them in the Prospectus or the Letter of Transmittal. This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under Instruction 5 to the Letter of Transmittal, such signature guarantee must appear in the applicable space in the box provided on the Letter of Transmittal for guarantee of signatures. Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission via facsimile other than as set forth above, will not constitute a valid delivery.

        The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal:

Certificate Number(s) (if known) of Old Notes or Account Number at the Book-Entry Transfer Facility	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered

PLEASE COMPLETE AND SIGN

(Please Print or Type)

Name(s) of Record Holder(s):

Address:

Telephone Number:

Signature(s):

Dated:	, 2009

        This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Name(s):

Capacity:

Address:

2

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a firm which is an Eligible Institution, as defined in the Letter of Transmittal, guarantees deposit with the Exchange Agent of the Letter of Transmittal, together with the certificate(s) representing the Old Notes tendered hereby and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days after the date set forth below.

Name of Firm:	Authorized Signature:

Address:	Name:

Title:

Telephone:	Date:	, 2009

DO NOT SEND OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.